BROADPOINT SECURITIES GROUP, INC. ANNOUNCES
CLOSING OF A $20 MILLION EQUITY INVESTMENT AT $1.70
PER SHARE; REPORTS FOURTH QUARTER RESULTS; LOSSES
NARROW AS REBUILDING PROCESS CONTINUES

NEW YORK, N.Y., March 5, 2008 – Broadpoint Securities Group, Inc. (NASDAQ: BPSG) announced the closing of a $20 million investment in the Company at $1.70 per share.  A fund managed by MAST Capital Management, LLC, a Boston-based investment manager that focuses on special situations debt and equity investment opportunities, led the investment purchasing 7.1 million of the approximately 11.6 million shares issued.  Participating in the investment were twenty-three Broadpoint employees, including Lee Fensterstock, Chairman and CEO, and three of the firm’s business unit heads, Rob Fine and Rob Tirschwell, Heads of Broadpoint Descap, a division of Broadpoint Securities, Inc., the Company’s mortgage and asset backed subsidiary, and Joe Mannello, Executive Managing Director and Head of Broadpoint Capital’s new Debt Capital Markets Division. MatlinPatterson, Broadpoint’s controlling shareholder, also participated.

The Company also reported its financial results for the quarter and year ending December 31, 2007 and will hold a conference call on March 6, 2008 at 10 A.M. EST to review its results. (See dial-in information below). Highlights include:

•
Loss from continuing operations before income taxes, excluding the impact of a restructuring charge, improved $3.0 million to $6.9 million for the fourth quarter of 2007.  Loss from continuing operations before income taxes was $9.6 million in the fourth quarter of 2007 compared to $9.9 million in the third quarter of 2007.  The following table presents the impact of the restructuring charge on 2007 fourth quarter results:

	Three Months Ended
(Dollars in Thousands)	Dec 31 2007	Sep 30 2007
Net Revenue	$10,578	$8,683
Loss from continuing operations before taxes (GAAP)	(9,568)	(9,865)
Less: Restructuring Costs	2,698	-
Loss from continuing operations before taxes and Restructuring Costs (Non-GAAP)	$(6,870)	$(9,865)
Note:  See the paragraph captioned “Non-GAAP Financial Measures” for additional information.  Tables do not include discontinued operations.

•
Reported a 22 percent increase in net revenue in the fourth quarter of 2007 compared to the third quarter of 2007 as a result of a strong performance in the Company’s mortgage and asset-backed business as the Company experienced an increase in customer trading activity and spreads as a result of the dislocation occurring in the credit markets.

•
Broadpoint Securities, Inc., the Company’s mortgage and asset-backed broker-dealer, reported its strongest quarter in 18 months with total net revenue up 90 percent year-over-year and 77 percent versus the third quarter of 2007.

•
Implemented a restructuring plan designed to properly size the Company’s infrastructure with its current levels of activity. As a result, the Company incurred approximately $2.7 million in restructuring costs during the fourth quarter, of an estimated $4.6 to $4.8 million in total restructuring costs.  The plan includes a reduction in support headcount of approximately 50 percent, outsourcing the Company’s clearing operations and data center management, and reducing non-compensation expenses.  The Company anticipates this restructuring plan will be completed in the second quarter of 2008 and will eliminate approximately $8 million in annual operating expenses.

•
Made strategic investments in the Company’s fixed income platform with the hiring from BNY Capital Markets of the employees comprising Broadpoint’s new Debt Capital Markets Division and the formation of Broadpoint’s Recapitalization and Restructuring Group. These investments will expand the Company’s distribution capabilities, particularly in high yield and convertible bonds, and its debt advisory and debt capital markets capabilities.

Lee Fensterstock, Chairman and CEO, said, “Since the launch of Broadpoint at the end of September and the $50 million investment by MatlinPatterson, we have made tangible progress toward our goal of building a premier investment bank serving mid-size companies and their investors.  The Company has been stabilized, our capital allocation to Broadpoint Descap has resulted in immediate profit improvement and our hiring from BNY Capital Markets of the employees forming our new Debt Capital Markets Group gives us significant product capability to more fully serve our institutional and corporate clients.  I am gratified at the vote of confidence MAST Capital Management, LLC, Matlin Patterson, and our employees have given us in our most recent capital raise.”

Peter McNierney, President and COO, said, “In the last six months while other firms are contracting, we have assembled a strong core of employee shareholders.  New hires include sales, trading and banking professionals in Equity Capital Markets and Mortgage and Asset-Backed Sales & Trading, as well as a ten person Recapitalization and Restructuring banking group.  We believe we present a very attractive platform for individuals and groups who want to be partners in an entrepreneurial environment where they can focus the firm’s strong execution capabilities on their client base.”

Overview of Financial Results

Fourth Quarter of 2007 versus Third Quarter of 2007

	Three Months Ended
(Dollars in Thousands)	Dec 31 2007	Sep 30 2007	Q4 ’07 vs Q3 ‘07
Net Revenue:
Equities	$3,526	$3,677	-4%
Fixed Income	5,573	3,147	77%
Other	1,479	1,859	-20%
Total Net Revenue	$10,578	$8,683	22%
Pre-Tax Operating Income (Loss)
Equities	(3,913)	(3,878)	-1%
Fixed Income	1,705	506	n/m
Other	(7,360)	(6,493)	-13%
Loss from continuing operations before taxes (GAAP)	$(9,568)	$(9,865)	3%
Less: Restructuring Costs in Other Segment	2,698	-	100%
Loss from continuing operations before taxes and Restructuring Costs (Non-GAAP)	$(6,870)	$(9,865)	30%
Note:  See the paragraph captioned “Non-GAAP Financial Measures” for additional information.  Tables do not include discontinued operations.

Broadpoint’s 2007 fourth quarter net revenues from continuing operations increased 22 percent to $10.6 million compared to the third quarter of 2007.  The improvement in revenue was the result of a strong quarter in the mortgage and asset-backed fixed income business. Excluding the impact of the restructuring charge, loss from continuing operations before income taxes improved $3.0 million to a loss of $6.9 million. Loss from continuing operations before income taxes was $9.6 million in the fourth quarter compared to a loss of $9.9 million in the third quarter of 2007.

Pre-tax operating loss in Equities for the three months ended December 31, 2007 declined slightly compared to the three months ended September 30, 2007.  For the three months ended December 31, 2007, Fixed Income recorded a three-fold increase in pre-tax operating income on a 77 percent increase in net revenue.  Other pre-tax income, excluding the impact of the restructuring charge, improved $1.8 million compared to the three months ended September 30, 2007.  Other pre-tax loss was $7.4 million in the fourth quarter of 2007 compared to $6.5 million in the third quarter of 2007. Results for the three months ended September 30, 2007 included $1.9 million in costs related to accelerated vesting of restricted stock and equity grants related to the MatlinPatterson investment.

BROADPOINT SECURITIES GROUP Q4 ‘07 FINANCIAL RESULTS, continued

Fourth Quarter of 2007 versus Fourth Quarter of 2006

	Three Months Ended
(Dollars in Thousands)	Dec 31 2007	Dec 31 2006	Q4 ’07 vs Q4 ‘06
Net Revenue:
Equities	$3,526	$10,514	-66%
Fixed Income	5,573	2,936	90%
Other	1,479	2,207	-33%
Total Net Revenue	$10,578	$15,657	-32%
Pre-Tax Operating Income (Loss)
Equities	(3,913)	(1,968)	-99%
Fixed Income	1,705	(413)	n/m
Other	(7,360)	(13,008)	43%
Loss from continuing operations before taxes (GAAP)	$(9,568)	$(15,389)	38%
Less: Restructuring Costs in Other Segment	2,698	-	100%
Loss from continuing operations before taxes and Restructuring Costs (Non-GAAP)	$(6,870)	$(15,389)	55%
Note:  See the paragraph captioned “Non-GAAP Financial Measures” for additional information.  Tables do not include discontinued operations.

Broadpoint’s 2007 fourth quarter net revenues from continuing operations were $10.6 million compared to $15.7 million for the fourth quarter of 2006.  Net revenue in Fixed Income for the fourth quarter of 2007 was up 90 percent compared to the fourth quarter of 2006.  Equities net revenue was down 66 percent on lower revenue in both Investment Banking and Sales and Trading.  For the fourth quarter of 2007, the Company reported a loss from continuing operations before income taxes of $9.6 million compared to a loss of $15.4 million a year ago.  Negatively impacting results in the fourth quarter of 2007 was a $2.7 million charge related to the Company’s restructuring plan. Results for the 2006 period were negatively impacted by a $7.9 million impairment charge related to the write-down of an intangible asset.

Pre-tax operating loss in Equities for the three months ended December 31, 2007 increased $1.9 million compared to the same period a year ago as a result of a $7.0 million decline in revenue.  For the three months ended December 31, 2007, Fixed Income recorded a $2.1 million improvement in pre-tax operating income compared to the three months ended December 31, 2006 on a $2.6 million increase in net revenue in the mortgage and asset-backed business.  Contributing to the improvement in profitability was a reduction in compensation expense as a percentage of net revenue. Other pre-tax loss for the three months ended December 31, 2007 was $7.4 million compared to $13.0 million for the three months ended December 31, 2006.  Other pre-tax loss, excluding the impact of the restructuring charge, improved $8.3 million compared to the three months ended December 31, 2006.  Results for the three months ended December 31, 2006 included a $7.9 million charge related to the impairment on an intangible asset.

BROADPOINT SECURITIES GROUP Q4 ‘07 FINANCIAL RESULTS, continued

Year-ended December 31, 2007 versus Year-ended December 31, 2006

	Year Ended
(Dollars in Thousands)	Dec 31 2007	Dec 31 2006	YE ’07 vs YE ‘06
Net Revenue:
Equities	$19,324	$60,472	-68%
Fixed Income	15,263	17,560	-13%
Other	5,497	(5,144)	207%
Total Net Revenue	$40,084	$72,888	-45%
Pre-Tax Operating Income (Loss)
Equities	(13,677)	3,559	n/m
Fixed Income	2,757	(922)	n/m
Other	(20,705)	(50,078)	59%
Loss from continuing operations before taxes (GAAP)	$(31,625)	$(47,441)	33%
Less: Restructuring Costs in Other Segment	2,698	-	100%
Loss from continuing operations before taxes and Restructuring Costs (Non-GAAP)	$(28,927)	$(47,441)	39%

Note:  See the paragraph captioned “Non-GAAP Financial Measures” for additional information.  Tables do not include discontinued operations.

For the year ended December 31, 2007, Broadpoint’s net revenues from continuing operations were $40.1 million compared to $72.9 million for the same period in 2006. Equities net revenue was down $41.1 million as a result of declines in both Sales and Trading and Investment Banking while Other net revenues increased $10.6 million as a result of a $10.2 million improvement in investment income.  The Company reported a loss from continuing operations before income taxes of $31.6 million for 2007 compared to a loss from continuing operations before income taxes of $47.4 million for 2006. 2006 results include $6.9 million in compensation retention expense and a $7.9 million charge related to an impairment of an intangible asset.

Pre-tax operating loss in Equities for the year ended December 31, 2007 declined by $17.2 million compared to the same period a year ago as a result of a $41.1 million decline in revenue.  For the year ended December 31, 2007, Fixed Income recorded a $3.7 million improvement in pre-tax operating income compared to the year ended December 31, 2006 principally due to lower compensation expense as a percentage of net revenue in the mortgage and asset backed business.  Other pre-tax loss, excluding the impact of the restructuring charge, improved $32.1 million compared to the year ended December 31, 2006.  Results for the year ended December 31, 2006 included a $7.9 million charge related to an impairment of an intangible asset, $6.9 million in compensation retention costs, $7.6 million in losses related to the Company’s investment portfolio, and a reduction of $2.6 million in occupancy expense as a result of the Company’s efforts to reduce its overall real estate costs.

Other
On February 29, 2008, the Company completed its hiring of 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc. and the acquisition of certain related assets.  BNY Capital Markets, Inc. is a subsidiary of The Bank of New York Mellon Corporation. These new employees operate a comprehensive sales and trading platform that specializes in high yield, distressed, investment grade corporate, treasury, government agency, convertible bond, and equity securities. Joining Broadpoint were 47 professionals, including 9 traders, 20 salespeople, 8 desk analysts and 10 support staff. These employees have over 800 established account relationships with insurance companies, hedge funds, money managers, mutual funds, commercial banks, and corporations.  As part of this transaction, 6.2 million shares of restricted stock, which will vest over a 5 year period, have been granted to employees of the new division pursuant to the Company’s 2007 Incentive Compensation Plan, subject to shareholder approval to increase the number of shares authorized for issuance under the Plan.  In addition, the employees will have the opportunity to share in the profits of the new division.

Stockholders’ Equity
Stockholders’ equity as of December 31, 2007 was $82.3 million, compared to $51.6 million at December 31, 2006.  Book value per share as of December 31, 2007 was $1.41, as compared to $3.46 at December 31, 2006.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures.  In the tables presenting summary financial information, the Company has utilized a non-GAAP calculation of loss from continuing operations that has been adjusted to aid in understanding and analyzing our financial results for the period and year ending December 31, 2007.   The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business as it excludes, and will exclude, restructuring charges that are not indicative of the overall cost to run the existing businesses on a going forward basis.  Our reference to these measures should not, however, be considered a substitute for results that are presented in a manner consistent with GAAP.

Conference Call Information
Broadpoint Securities will hold a conference call Thursday, March 6, 2008, at 10:00 A.M. EST.  This call will be webcast and can be accessed on the Investor Relations portion of the Broadpoint Securities website at www.broadpointsecurities.com, as well as being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  To participate on the call, please dial 888.713.4199, participant passcode 39344470 or request the Broadpoint earnings call.  A recording of the call will be available for seven days by dialing 888.286.8010, participant passcode 63517140.

About the Company
Broadpoint Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that serves the growing institutional market and corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. The Company offers a diverse range of products through Broadpoint’s Equities division and its new Debt Capital Markets division, as well as Broadpoint Securities, Inc., its mortgage-backed security/asset-backed security trading subsidiary, and FA Technology Ventures Inc., its venture capital division.

About MAST Capital Management, LLC
MAST Capital Management, LLC is a Boston-based investment manager that focuses on special situations debt and equity investment opportunities.  Founded in 2002, MAST currently manages over one billion in assets and commitments and seeks to invest primarily in small- to mid-sized companies.

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Forward-Looking Statements
This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

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BROADPOINT SECURITIES GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
(In thousands of dollars except for per share amounts and shares outstanding)	2007	2006	2007	2006
Revenues:
Commissions	$671	$2,046	$4,666	$11,386
Principal transactions	5,995	7,789	21,229	40,605
Investment banking	1,674	3,907	8,127	26,643
Investment gains (losses)	885	916	2,594	(7,602)
Interest Income	3,328	3,115	8,639	8,295
Fees and other	609	469	1,856	1,978
Total revenues	13,162	18,242	47,111	81,305
Interest expense	2,584	2,585	7,027	8,417
Net revenues	10,578	15,657	40,084	72,888
Expenses (excluding interest):
Compensation and benefits	10,763	14,358	41,286	76,351
Clearing, settlement and brokerage costs	467	1,178	3,127	5,833
Communications and data processing	1,820	2,161	7,827	9,273
Occupancy and depreciation	1,642	2,261	6,559	9,154
Selling	1,199	1,183	4,157	4,013
Impairment	-	7,886	-	7,886
Restructuring	2,698	-	2,698	-
Other	1,557	2,019	6,055	7,819
Total expenses (excluding interest)	20,146	31,046	71,709	120,329
Loss from continuing operations before income taxes	(9,568)	(15,389)	(31,625)	(47,441)
Income tax (benefit)	(1,234)	(755)	(4,703)	(828)
Loss from continuing operations	(8,334)	(14,634)	(26,922)	(46,613)
Gain (loss) from discontinued operations, (including gain on sale of $7,944) (net of taxes) (see “Discontinued Operations” note)	(14)	1,471	7,460	2,205
Loss before cumulative effect of change in accounting principle	(8,348)	(13,163)	(19,462)	(44,408)
Cumulative Effect of accounting change, (net of taxes $0 in 2006)	-	-	-	427
Net loss	$(8,348)	$(13,163)	$(19,462)	$(43,981)
Per share data:
Basic earnings:
Continuing operations	$(0.14)	$(0.98)	$(0.98)	$(3.08)
Discontinued operations	0.00	0.10	0.27	0.15
Cumulative effect of accounting change	-	-	-	0.03
Net loss	$(0.14)	$(0.88)	$(0.71)	$(2.90)
Diluted earnings:
Continuing operations	$(0.14)	$(0.98)	$(0.98)	$(3.08)
Discontinued operations	0.00	0.10	0.27	0.15
Cumulative effect of accounting change	-	-	-	0.03
Net loss	$(0.14)	$(0.88)	$(0.71)	$(2.90)
Weighted average common and common equivalent shares outstanding:
Basic	58,613,011	14,941,799	27,554,916	15,155,347
Diluted (a)	58,613,011	14,941,799	27,554,916	15,155,347

(a) For the three months and year ended December 31, 2007, 0.2 million and 0.3 million, respectively, common equivalent shares were excluded from the computation of dilutive earnings per share because they were anti-dilutive.

FOR ADDITIONAL INFORMATION
PLEASE CONTACT:
C. Brian Coad
Chief Financial Officer
Broadpoint Securities Group, Inc.
212.273.7100